UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

APRIL 21, 2003

Date of Report (Date of earliest event reported)

DIONEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11250	94-2647429

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

1228 Titan Way,
Sunnyvale, CA 94088

(Address of principal executive offices, including zip code)

(408) 737-0700

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Dionex Corporation (“Dionex”) dated April 21, 2003.

Item 9. Regulation FD Disclosure.

     In accordance with Release 33-8216, the information contained herein and in the accompanying exhibit is being furnished under both Item 9 and Item 12. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On April 21, 2003, Dionex issued a press release announcing the financial results for the quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

     In this press release, Dionex presents pro forma diluted earnings per share information that excludes the effects of a write-off of an investment in an unaffiliated entity. Management believes that this pro forma information is useful for analyzing the Company’s financial performance because it removes the effect of a non-recurring expense recognition. A table that provides a reconciliation of the pro forma diluted earnings per share calculation to a calculation under generally accepted accounting principles is included below the Condensed Consolidated Statements of Income table in the press release.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIONEX CORPORATION

Dated: April 21, 2003	By:	/s/ Craig A. McCollam

Craig A. McCollam Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Dionex Corporation dated April 21, 2003.